SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                           AMENDMENT NO. 1 TO FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of report (Date of earliest event reported)    March 3, 1997
                                                         -----------------------



                                OrthoLogic Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



         0-21214                                         86-0585310
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



2850 South 36th Street, Phoenix, Arizona                                85034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



                                 (602) 437-5520
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         OrthoLogic Corp., a Delaware corporation ("OrthoLogic"),  hereby amends
Item 7 of its Report on Form 8-K dated March 3, 1997.

Item 7. Financial Statements and Exhibits.

(a)      Financial Statements.

         Pursuant to a Purchase and Sale Agreement, as amended, and an Assignment of Purchase and Sale Agreement, Toronto Medical Orthopaedics Ltd., a corporation organized and existing under the laws of Canada and a wholly owned subsidiary of OrthoLogic, acquired substantially all of the assets and liabilities of Toronto Medical Corp., an Ontario corporation ("TMC"), and certain of the assets and liabilities of the United States subsidiaries of TMC on March 3, 1997. This Form 8-K/A includes two years audited financial statements for TMC for the years ended May 31, 1996 and 1995 and a report thereon from Ernst & Young. An audit of TMC was conducted for the year ended May 31, 1994 by another independent auditor, and this Item 7 requires the filing of three years audited financial statements of TMC. The independent auditor of TMC for the year ended May 31, 1994 has informed OrthoLogic that it will not reissue its opinion on the 1994 financial statements. OrthoLogic, therefore, is filing the two years financial statements that are currently available and has engaged another independent auditor to audit the financial statements of TMC for the period from June 1, 1996 through February 28, 1997. Such 1997 financial statements could not be prepared by the required filing date of this report on Form 8-K/A but will be provided as soon as they are completed.

                                        CONSOLIDATED FINANCIAL STATEMENTS
                                        [Expressed in Canadian dollars]

                                        TORONTO MEDICAL CORP.





                                        May 31, 1996

                                AUDITORS' REPORT





To the Directors of
Toronto Medical Corp.

We have audited the consolidated balance sheets of Toronto Medical Corp. as at May 31, 1996 and 1995 and the consolidated statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 1996 and 1995 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.



Toronto, Canada,
August 9, 1996 [except as to note 1               /s/ ERNST & YOUNG
   which is as of October 21, 1996 and
   note 12 which is as of May 15, 1997].          Chartered Accountants

                COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA -
                            U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph in the auditors' report [following the opinion paragraph] when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the directors dated August 9, 1996 [except as to note 1 which is as of October 21, 1996 and note 12 which is as of May 15, 1997] is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.




Toronto, Canada                                   /s/ ERNST & YOUNG
May 15, 1997                                      Chartered Accountants

Toronto Medical Corp.
Incorporated under the laws of Ontario

                           CONSOLIDATED BALANCE SHEETS
              [Amounts expressed in thousands of Canadian dollars]
                      [See basis of presentation - note 1]

As at May 31

                                                                          1996               1995
                                                                            $                  $
--------------------------------------------------------------------------------------------------------
ASSETS [note 6]
Current
Cash                                                                        71                 64
Accounts receivable                                                      2,752              3,027
Income taxes recoverable                                                   509                205
Inventories [note 3]                                                     1,700              1,793
Prepaid expenses                                                            62                 73
--------------------------------------------------------------------------------------------------------
Total current assets                                                     5,094              5,162
--------------------------------------------------------------------------------------------------------
Capital assets [note 4]                                                  1,804              2,004
Rental assets [note 5]                                                     755              1,455
Goodwill [note 1[c]]                                                        --                448
--------------------------------------------------------------------------------------------------------
                                                                         7,653              9,069
--------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Bank indebtedness [note 6]                                                 300                 --
Accounts payable and accrued liabilities                                 3,549              1,822
Current portion of long-term debt [note 6]                               1,255                 46
Current portion of obligations under capital leases [note 6]                46                 74
--------------------------------------------------------------------------------------------------------
Total current liabilities                                                5,150              1,942
--------------------------------------------------------------------------------------------------------
Long-term debt [note 6]                                                    566              1,140
Obligations under capital leases [note 6]                                   37                 82
Deferred income taxes                                                       --                 43
--------------------------------------------------------------------------------------------------------
Total liabilities                                                        5,753              3,207
--------------------------------------------------------------------------------------------------------
Contingencies [note 9]

Shareholders' equity
Capital stock [note 7]                                                   4,461              4,536
Retained earnings (deficit)                                             (2,561)             1,326
--------------------------------------------------------------------------------------------------------
Total shareholders' equity                                               1,900              5,862
--------------------------------------------------------------------------------------------------------
                                                                         7,653              9,069
--------------------------------------------------------------------------------------------------------

See accompanying notes

Toronto Medical Corp.

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                         AND RETAINED EARNINGS (DEFICIT)
      [Amounts expressed in thousands of Canadian dollars, except earnings
               (loss) per share and number of shares outstanding]
                      [See basis of presentation - note 1]

Years ended May 31

                                                                          1996               1995
                                                                            $                  $
--------------------------------------------------------------------------------------------------------
Revenue
Rental                                                                   7,534             10,097
Sales                                                                    2,875              4,882
--------------------------------------------------------------------------------------------------------
                                                                        10,409             14,979
Cost of revenue                                                          3,355              3,822
General and administrative                                               3,934              4,982
Selling                                                                  3,396              4,603
Write-down of goodwill [note 1[c]]                                         416                 --
Research and development, net [note 8]                                     239                292
Interest [note 6]                                                          114                122
--------------------------------------------------------------------------------------------------------
Income (loss) from operations before the following                      (1,045)             1,158
Costs associated with special review of U.S. operations [note 9]            40                352
Settlement of lawsuit [note 1[a]]                                        1,493                  --
Costs associated with lawsuit  [note 1[a]]                               1,458                226
--------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                       (4,036)               580
--------------------------------------------------------------------------------------------------------
Provision for (recovery of) income taxes [note 8]
   Current                                                                (166)               194
   Deferred                                                                (43)               (16)
--------------------------------------------------------------------------------------------------------
                                                                          (209)               178
--------------------------------------------------------------------------------------------------------
Net income (loss) for the year                                          (3,827)               402

Retained earnings, beginning of year                                     1,326              1,054
Premium on share redemption [note 7]                                       (60)              (130)
--------------------------------------------------------------------------------------------------------
Retained earnings (deficit), end of year                                (2,561)             1,326
--------------------------------------------------------------------------------------------------------

Earnings (loss) per share [note 7]
Basic                                                                    (1.07)              0.11
Fully diluted                                                            (1.07)              0.10
--------------------------------------------------------------------------------------------------------

Weighted average number of shares outstanding
Basic                                                                3,586,941          3,699,409
Fully diluted                                                        3,754,441          4,026,909
--------------------------------------------------------------------------------------------------------

See accompanying notes

Toronto Medical Corp.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              [Amounts expressed in thousands of Canadian dollars]
                      [See basis of presentation - note 1]


Years ended May 31

                                                                          1996               1995
                                                                            $                  $
--------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss) for the year                                          (3,827)               402
Add (deduct) items not involving cash
   Amortization                                                          1,209              1,228
   Write-down of goodwill                                                  416                 --
   Deferred income taxes                                                   (43)               (16)
   Settlement of lawsuit                                                 1,440                 --
   Unrealized foreign exchange gain
     on long-term debt and capital leases                                  (37)               (85)
--------------------------------------------------------------------------------------------------------
                                                                          (842)             1,529
Net change in non-cash working capital balances
   related to operations                                                 1,048               (130)
--------------------------------------------------------------------------------------------------------
Cash provided by operating activities                                      206              1,399
--------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to capital assets                                                (97)               (53)
Additions to rental assets                                                (180)              (410)
--------------------------------------------------------------------------------------------------------
Cash used in investing activities                                         (277)              (463)
--------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Principal repayments on long-term debt and obligations
   under capital leases                                                    (87)              (191)
Redemption of common shares                                               (135)              (241)
--------------------------------------------------------------------------------------------------------
Cash used in financing activities                                         (222)              (432)
--------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash during the year                           (293)               504
Cash (bank indebtedness), beginning of year                                 64               (440)
--------------------------------------------------------------------------------------------------------
Cash (bank indebtedness), end of year                                     (229)                64
--------------------------------------------------------------------------------------------------------

Represented by
Cash                                                                        71                 64
Bank indebtedness                                                         (300)                --
--------------------------------------------------------------------------------------------------------
                                                                          (229)                64
--------------------------------------------------------------------------------------------------------

See accompanying notes

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996




1. BASIS OF PRESENTATION AND SUBSEQUENT EVENTS

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates continuity of operations and realization of assets and discharge of liabilities in the ordinary course of business. The ability of the Toronto Medical Corp. [the "Company"] to realize its assets and discharge its liabilities and the appropriateness of continuing to prepare financial statements on a going concern basis are dependent upon, among other things, the continued cooperation of the Company's lender [note 1[d]], the ability of the Company to generate sufficient cash flow to meet its obligations and the restructuring of its financial affairs [note 1[b]].

These consolidated financial statements do not give effect to adjustments to amounts and presentation of assets and liabilities that may be appropriate should the Company not be able to continue in the normal course of business.

[a] Lawsuit settlement

     On June 14, 1994, a competitor operating in the United States filed a lawsuit in the United States District Court for the District of New Jersey, naming as defendants the Company and its subsidiaries, as well as several other companies and individuals. The lawsuit requested compensatory and punitive damages in excess of U.S. $10 million. In response to the lawsuit, the Company and its subsidiaries moved to dismiss the complaint. After limited discovery had been taken and argument held before the New Jersey court, the competitor voluntarily dismissed the action on June 23, 1995.

     Thereafter, on August 8, 1995, the same competitor filed a lawsuit in the United States District Court for the Eastern District of Virginia, naming as defendants the Company and its subsidiaries, as well as two former employees of one of the U.S. subsidiaries. Again, the lawsuit requested compensatory and punitive damages in excess of U.S. $10 million. Also, the competitor alleged in the lawsuit that the Company and its subsidiaries conspired to harm the competitor and tortiously interfered with contractual relationships between the competitor and its employees and customers.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


     On April 16, 1996, a jury decision was rendered awarding damages in the amount of U.S. $2 million to the plaintiff, Thera-Kinetics Inc. The defendants, the Company, Toronto Medical Inc. ["TMI"], United States Orthopedic Corporation ["US Ortho"] and Michael Torretti, were found jointly and severally liable for tortious interference in hiring former employees of Thera-Kinetics Inc. As an officer of US Ortho, Michael Torretti was insured under the Companies' Directors and Officers policy with Guarantee Company of North America ["GCNA"]. On May 24, 1996, the judge in the case ruled on several post-trial motions presented by the defendants and the plaintiff, and confirmed the damage award of U.S. $2 million plus costs.

     An appeal was launched by the defendants in Virginia on June 18, 1996. In the United States, the filing of an appeal does not typically prevent the plaintiff from exercising a judgement without the defendant posting a supersedeas bond. In this case, the amount necessary to stay execution of the judgement was set by the court at U.S. $2.2 million. After extensive discussions with GCNA, it was clear that cooperation to post a bond was not possible.

     On September 27, 1996, a settlement in the amount of U.S. $2.1 million, including costs and accrued interest, was reached with Thera-Kinetics Inc. subject to court, bank and GCNA approval. The Company's portion of the settlement includes an immediate cash payment in the amount of U.S. $550,000 which has been recorded as an accrued liability and U.S. $500,000 to be paid in 40 monthly payments of U.S. $14,750 principal and interest [note 6[a]]. GCNA's portion of the settlement is an immediate cash payment of U.S. $1,050,000.

[b] Proposed restructuring of operations

     On June 6, 1996, following the court's confirmation of the jury award noted above, the Company's U.S. subsidiary, TMI and its wholly-owned subsidiary US Ortho, filed a voluntary petition in the United States Bankruptcy Court ["bankruptcy court"] in the District of Colorado for reorganization under Chapter 11 of the code. The award of U.S. $2 million plus costs, the expense related to the defense of the suit in Virginia and that of the related action previously dismissed in New Jersey, placed too heavy a financial burden on the U.S. operations. In response, the Company has been developing a restructuring plan [the "Plan"] designed to address its financial difficulties and to restructure its financial affairs.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


     The Board of Directors approved the Plan on October 21, 1996. The Plan, if confirmed by the court, provides for the transfer of all assets of US Ortho to a new corporation owned directly by the existing Toronto Medical Corp. shareholders through a new Canadian holding company. The assets will be transferred at estimated realizable value, which approximates carrying value. Legal and administrative costs related to Chapter 11 and the formation of the new structure are expected to be approximately $450,000 and will be charged to operations as an expense in the period incurred. Management believes that liabilities of at least $450,000 may be discharged by virtue of the bankruptcy court. These liabilities have not been written down in these consolidated financial statements. There are no assurances that the court will approve the Plan.

[c] Write-down of goodwill

     The Company has determined that the unamortized balance of goodwill in the amount of $416,000 recorded on the acquisition of a 22% minority interest in US Ortho on May 17, 1994, should be written down to nil as a result of the events noted above.

[d] Bank covenants

     At May 31, 1996, the Company was not in compliance with certain covenants related to its loan payable and operating lines of credit. Although the lender has not surrendered any of its rights, the lender continues to make its credit facilities available to the Company. As the lender has not given up its rights to call the loans affected by non-compliance with covenants, these loans have been classified as current obligations in these consolidated financial statements.

2. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles in Canada applied within the framework of the accounting policies summarized below:

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, TMI, US Ortho and Tor Med U.S.A. Corporation.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


Revenue recognition

Revenue from product sales is recognized upon shipment. Rental revenue from operating leases and direct to patient rentals is recognized as billed.

Accounts receivable and provision for contractual adjustments

The Company derives a significant amount of its revenues in the United States from participation in the Medicare program and other third party health insurance plans. Amounts paid under these plans are generally based on fixed or allowable reimbursement rates. Revenues are recorded at the expected or preauthorized reimbursement rates when billed. Some billings are subject to review by such third party payers and may be subject to adjustments. In the opinion of management, adequate allowances have been provided for doubtful accounts and contractual adjustments. Any differences between estimated reimbursement and final determinations are reflected in the year finalized.

Inventories

Inventories are valued at the lower of cost, determined on the first-in, first-out basis, and market value. For finished goods and work-in-process, market value is defined as net realizable value and for purchased and fabricated parts and raw materials, market value is defined as replacement cost.

Capital assets

Capital assets are recorded at cost and amortized over their estimated useful lives as follows:

Building                                  20 years straight-line
Machinery and equipment                   10% to 30% declining balance
Office equipment and computers            20% to 30% declining balance
Patents                                   20% declining balance

Rental assets

Rental assets, including those under capital leases, are recorded at cost and amortized on a straight-line basis over a period of 48 months.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


Goodwill

Goodwill, representing the excess of the cost of acquisitions over the identifiable net assets acquired, is amortized on a straight-line basis over 15 years.

The Company assesses the impairment of goodwill by determining whether the unamortized balance can be recovered through future undiscounted operating income of the acquired operations. Any permanent impairment of the value of the unamortized portion of goodwill is written down with a charge against income.

Foreign currency translation

The Company's subsidiaries are all considered to be integrated operations. Monetary assets and liabilities are translated at the year-end exchange rate and non-monetary assets are translated at their historical exchange rates. Revenue and expenses are translated at weighted average exchange rates except amortization which is translated at the historical exchange rate applicable to the related assets. Foreign exchange gains and losses on long-term monetary assets and liabilities are deferred and amortized over the remaining term of the related asset and liability. Other foreign exchange gains and losses are included in income as they arise.

Research and development

All research and development costs, except for acquisition of capital assets, are expensed in the year in which they are incurred unless a development project meets generally accepted accounting criteria for deferral and amortization. No development costs have been deferred to date.

Refundable investment tax credits earned in the year on qualifying research and development expenditures are recorded as a reduction of the related expenditure when the expenditures are incurred.

Income taxes

The Company follows the deferral method of income tax allocation. Deferred income taxes result from the difference between reported and taxable income which occurs when revenue and expenses recognized in the accounts in one year are claimed for income tax purposes in another year.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


3. INVENTORIES

Inventories are comprised of the following:

                                                         1996               1995
                                                           $                  $
--------------------------------------------------------------------------------

Raw materials                                             216                134
Work-in-process                                           699                910
Finished goods                                            785                749
--------------------------------------------------------------------------------
                                                        1,700              1,793
--------------------------------------------------------------------------------

4. CAPITAL ASSETS

Capital assets are comprised of the following:

                                                        1996                            1995
                                              ------------------------         -------------------------
                                                          Accumulated                        Accumulated
                                               Cost      amortization           Cost        amortization
                                                 $             $                  $               $
--------------------------------------------------------------------------------------------------------
Land                                            369                --            369                  --
Building                                      1,704               673          1,704                 588
Machinery and equipment                         757               537            748                 506
Office equipment and computers                  783               637            713                 464
Patents                                          87                49             69                  41
--------------------------------------------------------------------------------------------------------
                                              3,700             1,896          3,603               1,599
Less accumulated amortization                (1,896)                          (1,599)
--------------------------------------------------------------------------------------------------------
                                              1,804                            2,004
--------------------------------------------------------------------------------------------------------

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


5. RENTAL ASSETS

Rental assets are comprised of the following:

                                                  1996                             1995
                                        -------------------------        -----------------------
                                                      Accumulated                    Accumulated
                                        Cost         amortization        Cost       amortization
                                          $                $               $              $
------------------------------------------------------------------------------------------------
Rental equipment                       3,506                2,966       3,388              2,258
Rental equipment under capital lease     700                  485         638                313
------------------------------------------------------------------------------------------------
                                       4,206                3,451       4,026              2,571
Less accumulated amortization         (3,451)                          (2,571)
------------------------------------------------------------------------------------------------
                                         755                            1,455
------------------------------------------------------------------------------------------------

6. DEBT AND COMMITMENTS

[a]  Long-term   debt  consists  of  a  bank  term  loan  and  note  payable  to
     Thera-Kinetics Inc. as follows:

                                                                          1996               1995
                                                                            $                  $
-------------------------------------------------------------------------------------------------
     U.S. $831,150 term loan bearing interest at 7.75%,
       repayable in monthly blended payments of U.S. $8,095
       principal and interest due June 30, 1997                          1,135              1,186

     U.S. $500,000 note payable bearing interest at 10%,
       repayable in 40 monthly blended payments of
       U.S. $14,750 commencing December 1996                               686                 --
-------------------------------------------------------------------------------------------------
                                                                         1,821              1,186
     Less current portion                                                1,255                 46
-------------------------------------------------------------------------------------------------
                                                                           566              1,140
-------------------------------------------------------------------------------------------------

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


     Future principal repayments on long-term debt are estimated to be as follows:

                                                                              $
--------------------------------------------------------------------------------

     1997                                                                  1,255
     1998                                                                    195
     1999                                                                    215
     2000                                                                    156
--------------------------------------------------------------------------------
                                                                           1,821
--------------------------------------------------------------------------------

     The  consolidated   statements  of  income  (loss)  and  retained  earnings
     (deficit) includes interest expense of $88,000 [1995 - $83,000] related to long-term debt.

[b] At May 31, 1996, the Company had available operating lines of credit and letters of credit and/or guarantees totalling $1,068,000 of which $300,000 was utilized. The lines of credit are payable on demand and bear interest at a Canadian chartered bank's prime rate of interest plus 1/4 of 1%. The fees on the letters of credit and/or guarantees are determinable on a transaction by transaction basis.

     Substantially all of the Company's assets, including an assignment of insurance proceeds, have been pledged as collateral security for the Company's operating lines of credit and long-term debt.

     The Company is in breach of certain covenants relating to the term loans and operating lines of credit [note 1[d]].

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


[c] The Company has entered into lease agreements for certain rental assets. Future minimum lease payments required under the capital leases are as follows:

                                                                               1996               1995
                                                                                 $                  $
     -------------------------------------------------------------------------------------------------
          1996                                                                 --                   90
          1997                                                                 54                   54
          1998                                                                 39                   39
     -------------------------------------------------------------------------------------------------
          Total minimum lease payments                                         93                  183
          Less amount representing interest at an average rate
            of 14% per annum                                                   10                   27
     -------------------------------------------------------------------------------------------------
          Balance of obligations                                               83                  156
          Less current portion                                                 46                   74
     -------------------------------------------------------------------------------------------------
                                                                               37                   82
     -------------------------------------------------------------------------------------------------

[d] At May 31, 1996, the Company had commitments under operating leases for premises requiring annual rental payments as follows:

                                                                              $
     ---------------------------------------------------------------------------

          1997                                                               129
          1998                                                                20
          Thereafter                                                          --
     ---------------------------------------------------------------------------
                                                                             149
     ---------------------------------------------------------------------------

7. CAPITAL STOCK

[a] The Company's authorized, issued and outstanding capital stock is as follows:

                                                         1996               1995
                                                           $                  $
     ---------------------------------------------------------------------------

     Authorized
     Unlimited common shares

     Issued and outstanding
     3,560,016 common shares [1995 - 3,618,316]         4,461              4,536
     ---------------------------------------------------------------------------

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


[b] During the year, 7,800 [1995 - 16,200] common shares were redeemed for $19,500 [1995 - $40,500] pursuant to the Company's employee share purchase plan. In addition, 50,500 common shares were redeemed for $115,140 as part of a separation agreement with the Company's former President. At year end, 9,800 common shares were subject to the Company's employee put/call option agreement. Under this agreement, shares owned by the employees are redeemable and retractable at $2.50 per share upon termination of the employee.

[c] At year end, under the Company's stock option plan there were 167,500 options outstanding to acquire common shares [1995 - 327,500]. Options granted pursuant to the plan are exercisable to the extent they have vested at $2.50 per share for a period of ten years from the date of granting such options. At year end, all options had vested and had expiration dates ranging from May 31, 1997 to January 13, 2004.

[d] Earnings per share has been calculated based on the weighted average common shares outstanding. Fully diluted earnings per share has been calculated based on the assumption that all outstanding stock options would be exercised.

8. INCOME TAXES

[a] The Company's provision for (recovery of) income taxes is comprised as follows:

                                                                               1996               1995
                                                                                 $                  $
     -------------------------------------------------------------------------------------------------
          Combined basic Canadian federal and provincial
            income taxes (recovery)                                          (1,796)              258
          Federal tax abatement                                                  76               (44)
          Small business deduction                                               57               (32)
          Manufacturing and processing credit                                    20                (9)
          Lower (higher) effective income taxes on earnings (losses)
            of U.S. subsidiaries                                                825               136
          Losses and timing differences not benefitted                          600              (101)
          Other                                                                   9               (30)
     -------------------------------------------------------------------------------------------------
          Actual provision for (recovery of) income taxes                      (209)              178
     -------------------------------------------------------------------------------------------------

[b] The Company has recorded investment tax credits of $53,000 [1995 - $84,000] as a reduction of research and development expenses.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


[c]  The  Company  has  net  operating  loss  carryforwards   available  to  its
     subsidiaries in the United States of approximately $1,500,000.

     The Company has cumulative timing differences of approximately $1,300,000 relating to lawsuit payments and long term reserves deducted for accounting purposes in excess of amounts recorded for income tax purposes.

     Deferred  income  tax  debits  relating  to these  loss  carryforwards  and
     cumulative   timing   differences   have  not  been   recognized  in  these
     consolidated financial statements.

9. CONTINGENCIES

During 1995, the Company commenced a special review of the operations of its United States subsidiary, US Ortho, in light of significant changes in its senior management. Particular emphasis was placed on its billing practices with respect to third party reimbursement. The review identified that certain reimbursement claims submitted to the Medicare program used incorrect billing codes or otherwise incomplete information. If US Ortho had submitted such claims in a complete and proper fashion, US Ortho may not have been entitled to these reimbursements. US Ortho has ceased billing under these incorrect codes and has ceased submitting claims with incomplete information. The amounts relating to these incorrect billing practices have been identified and can reasonably be estimated to be U.S. $250,000, all of which have been provided for in the accounts.

US Ortho began the process of reporting these findings to the United States Government ["Government"] and negotiating the terms for repayment of the amounts which were accrued in the accounts for fiscal 1995. The Government has statutory authority to seek criminal sanctions or, if it believes that false claims were knowingly submitted, to seek penalties of up to U.S. $10,000 per claim together with payment of up to three times the amount incorrectly reimbursed. The Company is unable, at the present time, to determine the extent to which the Government may seek to exercise its authority or to forecast the probable outcome. The amount which the Government could seek to impose, for which no accruals have been made, could have a material effect on the Company's financial position. However, under the provisions of US Ortho's plan of reorganization as filed with the bankruptcy court, this contingent liability is a general unsecured claim which would be discharged without payment [note 1[b]].

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


10. SEGMENTED INFORMATION

The Company conducts substantially all of its business in the manufacture, sale, lease and rental of medical devices.

                                                         1996               1995
                                                           $                  $
--------------------------------------------------------------------------------

REVENUE
Canada                                                  2,960             4,568
United States                                           8,056            11,718
Less intercompany                                        (607)           (1,307)
--------------------------------------------------------------------------------
                                                       10,409            14,979
--------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES
Canada                                                 (1,802)              391
United States                                          (2,527)             (276)
Add intercompany                                          293               465
--------------------------------------------------------------------------------
                                                       (4,036)              580
--------------------------------------------------------------------------------

IDENTIFIABLE ASSETS
Canada                                                  4,204             3,847
United States                                           4,437             7,466
Less intercompany                                        (988)           (2,244)
--------------------------------------------------------------------------------
                                                        7,653             9,069
--------------------------------------------------------------------------------

Revenue to overseas companies included
   in Canadian operations                               2,231             2,874
--------------------------------------------------------------------------------

Transfer between geographic segments are accounted for at prices comparable to open market prices for similar products and services.

11. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 1996 consolidated financial statements.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared using accounting policies generally accepted in Canada ["Canadian GAAP"] which conform with accounting principles generally accepted in the United States ["U.S. GAAP"] except for the following:

[a] The calculation of primary earnings per share would be calculated using the weighted average number of common shares and common share equivalents which include stock options using the treasury stock method. However, because the stock options are anti-dilutive for all periods presented they are excluded from the calculation. Primary and fully diluted earnings per share under U.S. GAAP do not differ significantly from earnings per share under Canadian GAAP;

[b] U.S. GAAP does not recognize the disclosure of a subtotal of the amount of "income (loss) from operations before the following" in the consolidated statements of income (loss) and retained earnings (deficit);

[c] Bank indebtedness would not be reported as a cash equivalent in the consolidated statements of cash flows. As a result, in 1996 the cash provided by financing activities would increase by $300 and the cash, end of year would decrease by $300; and,

[d] The Company follows the deferral method of income tax allocation. Under U.S. GAAP, Statement of Financial Accounting Standards No. 109 "Income Taxes" requires that the liability method be used. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Toronto Medical Corp.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          [Tabular amounts expressed in thousands of Canadian dollars]


May 31, 1996


Under U.S. GAAP, the Company's deferred tax liabilities consist of the following timing differences:

                                                        1996               1995
                                                          $                  $
--------------------------------------------------------------------------------

Deferred tax assets
Accruals not deductible for tax purposes                (604)              (394)
Book depreciation in excess of tax depreciation         (276)              (123)
Tax losses                                              (520)                --
--------------------------------------------------------------------------------
Total deferred tax assets                             (1,400)              (517)
Valuation allowance                                    1,400                517
--------------------------------------------------------------------------------
Net deferred tax assets                                    --                 --
--------------------------------------------------------------------------------
Deferred tax liabilities
Tax depreciation in excess of book depreciation            --                 43
--------------------------------------------------------------------------------
                                                           --                 43
--------------------------------------------------------------------------------

(b) Pro Forma Financial Information - The required pro forma financial information is set forth below:

Pursuant to a Purchase and Sale Agreement, as amended, and an Assignment of Purchase and Sale Agreement, Toronto Medical Orthopaedics, Ltd., a corporation organized and existing under the laws of Canada and a wholly owned subsidiary of OrthoLogic, acquired for $7.2 million cash, substantially all of the assets and certain liabilities of Toronto Medical Corp., an Ontario corporation ("TMC"), and certain of the assets and liabilities of the United States subsidiaries of TMC on March 3, 1997.

The Unaudited Pro Forma Consolidated Statements of Income/(Loss) for the year ended December 31, 1996 and the three months ended March 31, 1997 combine historical statements of income/(loss) for OrthoLogic and the acquired company, TMC, as if the acquisition had occurred on January 1, 1996 and January 1, 1997, respectively.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained in the accompanying Unaudited Pro Forma Consolidated Statements of Income/(Loss). These statements reflect the use of the purchase method of accounting for the acquisition.

The unaudited pro forma financial information assumes the acquisition was funded from currently available cash. The unaudited pro forma consolidated financial information does not purport to represent the results of operations of OrthoLogic that actually would have resulted had the acquisition occurred on January 1, 1996, or January 1, 1997, nor should it be taken as indicative of the future results of operations.

                                OrthoLogic Corp.
           Unaudited Pro Forma Consolidated Statement of Income/(Loss)
                          Year Ended December 31, 1996

                                                                                                     Pro Forma
                                           OrthoLogic          Toronto          Pro Forma          Consolidated
                                              Corp.         Medical Corp.      Adjustments             Totals
                                          ------------      -------------     -------------        ------------
REVENUES - Net                            $ 41,884,239      $  6,646,159      $       --           $ 48,530,398
                                          ------------      ------------      ------------         ------------

COST OF REVENUES
  Cost of goods sold                         5,714,510         1,831,483              --              7,545,993
  Cost of rentals                            2,584,530           558,607              --              3,143,137
                                          ------------      ------------      ------------         ------------
    Total cost of revenues                   8,299,040         2,390,090              --             10,689,130
                                          ------------      ------------      ------------         ------------

GROSS PROFIT                                33,585,199         4,256,069              --             37,841,268
                                          ------------      ------------      ------------         ------------

OPERATING EXPENSES
  Selling, general and administrative       31,900,966         5,216,046           200,000 (a)       37,317,012
  Research and development                   2,169,090           147,351              --              2,316,441
                                          ------------      ------------      ------------         ------------
   Total operating expenses                 34,070,056         5,363,397           200,000           39,633,453
                                          ------------      ------------      ------------         ------------

OPERATING INCOME (LOSS)                       (484,857)       (1,107,328)         (200,000)          (1,792,185)

OTHER INCOME (EXPENSE)                       3,023,246        (1,709,799)         (381,600)(b)          931,847
                                          ------------      ------------      ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES            2,538,389        (2,817,127)         (581,600)            (860,338)

(PROVISION) BENEFIT FOR INCOME TAXES              --             114,992              --                114,992
                                          ------------      ------------      ------------         ------------

NET INCOME (LOSS)                         $  2,538,389      $ (2,702,135)     $   (581,600)        $   (745,346)
                                          ============      ============      ============         ============

NET INCOME (LOSS) PER WEIGHTED
AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                        $       0.11      $       --        $       --           $      (0.03)
                                          ============      ============      ============         ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                   24,143,763              --                --             24,143,763
                                          ============      ============      ============         ============

Pro Forma Adjustment Legend

(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.

(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

                                OrthoLogic Corp.
           Unaudited Pro Forma Consolidated Statement of Income/(Loss)
                     Three month period ended March 31, 1997

                                                                                                     Pro Forma
                                           OrthoLogic         Toronto          Pro Forma           Consolidated
                                              Corp.         Medical Corp.     Adjustments              Totals
                                           ----------       -------------     -----------          ------------
REVENUES - Net                            $ 17,301,715      $    823,793      $       --           $ 18,125,508
                                          ------------      ------------      ------------         ------------

COST OF REVENUES
  Cost of goods sold                         2,714,037           276,868              --              2,990,905
  Cost of rentals                            2,031,331            29,588              --              2,060,919
                                          ------------      ------------      ------------         ------------
    Total cost of revenues                   4,745,368           306,456              --              5,051,824
                                          ------------      ------------      ------------         ------------

GROSS PROFIT                                12,556,347           517,337              --             13,073,684
                                          ------------      ------------      ------------         ------------

OPERATING EXPENSES
  Selling, general and administrative       12,889,498           637,953            50,000 (a)       13,577,451
  Research and development                     576,056            29,529              --                605,585
                                          ------------      ------------      ------------         ------------
   Total operating expenses                 13,465,554           667,482            50,000           14,183,036
                                          ------------      ------------      ------------         ------------

OPERATING INCOME (LOSS)                       (909,207)         (150,145)          (50,000)          (1,109,352)

OTHER INCOME (EXPENSE)                         636,117           (17,930)          (95,400)(b)          522,787
                                          ------------      ------------      ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES             (273,090)         (168,075)         (145,400)            (586,565)

(PROVISION) BENEFIT FOR INCOME TAXES              --                --                --                   --
                                          ------------      ------------      ------------         ------------

NET INCOME (LOSS)                         $   (273,090)     $   (168,075)     $   (145,400)        $   (586,565)
                                          ============      ============      ============         ============

NET INCOME (LOSS) PER WEIGHTED
AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                        $      (0.01)     $       --        $       --           $      (0.02)
                                          ============      ============      ============         ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                   25,037,890              --                --             25,037,890
                                          ============      ============      ============         ============

Pro Forma Adjustment Legend
(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.

(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

(c)      Exhibits.

         See Exhibit Index.
                                        2

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORTHOLOGIC CORP.



May 19, 1997                            By /s/ Allen R. Dunaway
                                          ----------------------------
                                        Allen R. Dunaway
                                        Chief Financial Officer

                                  EXHIBIT INDEX

                                                                                                       Sequentially
   Exhibit No.                                 Description of Exhibit                                  Paginated No.
------------------    -------------------------------------------------------------------------    ---------------------
      * 2.1            Purchase and Sale Agreement dated as of December 30, 1996
                       by and between OrthoLogic Corp., a Delaware corporation,
                       and Toronto Medical Corp., an Ontario corporation .....................
      * 2.2            Amendment to Purchase and Sale Agreement dated as of
                       January 13, 1997 by and between OrthoLogic Corp., a
                       Delaware corporation, and Toronto Medical Corp., an
                       Ontario corporation ...................................................
      * 2.3            Second Amendment to Purchase and Sale Agreement dated as
                       of March 1, 1997 by and between OrthoLogic Corp., a
                       Delaware corporation, and Toronto Medical Corp., an
                       Ontario corporation ...................................................
      * 2.4            Assignment of Purchase and Sale Agreement dated as of
                       March 1, 1997 by and among OrthoLogic Corp., a Delaware
                       corporation, Toronto Medical Orthopaedics Ltd., a Canada
                       corporation, and Toronto Medical Corp., an Ontario
                       corporation ...........................................................
       23.1            Consent of Auditors....................................................

---------------------------
* Previously filed.
                                       E-1